UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2015
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 1, 2015, Chemical issued a press release announcing the completion of its previously announced acquisition (the "Acquisition") of Monarch Community Bancorp, Inc. ("Monarch") pursuant to an Agreement and Plan of Merger dated October 31, 2014 (the "Plan of Merger"). A copy of this press release is furnished with this report as Exhibit 99.1 and is here incorporated by reference.

The information disclosed under this Item 7.01 and Exhibit 99.1 is furnished to, and not filed with, the Commission.

Item 8.01	Other Events.

On April 1, 2015, Chemical completed the Acquisition. As a result of the Acquisition, Monarch was merged with and into Chemical, with Chemical as the surviving corporation, and Chemical acquired Monarch's subsidiary bank, Monarch Community Bank. Chemical intends to consolidate Monarch Community Bank with and into Chemical Bank, with Chemical Bank as the surviving institution. Each former Monarch stockholder is entitled to receive 0.0982 shares of Chemical common stock for each share of Monarch common stock owned by such stockholder. As a result of the Acquisition, Chemical will deliver approximately 867,439 shares of Chemical common stock to former Monarch stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated April 1, 2015. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 1, 2015	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated April 1, 2015. This Exhibit is furnished to, and not filed with, the Commission.